Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46008, 333-66434, 333-113692, 333-117003, and 333-137458), Form S-3 (Nos. 333-110067, 333-102436, 333-76144, 333-115245, 333-115247, and 333-118823), and Form SB-2/Amended on Form S-3 (No. 333-47240) and related prospectuses of our report dated March 25, 2010, relating to the consolidated financial statements which appears in this Form 10-K.

Miami, Florida	/s/ BDO Seidman, LLP
March 25, 2010	Certified Public Accountants